Exhibit 99.1

News Release

STREAMLINE HEALTH® ANNOUNCES AGREEMENT TO ACQUIRE CENTRAMED, INC.

Company To Expand Software Offerings with Leading SaaS-based Cost Management Solutions

Atlanta, GA — May 7, 2014 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance, and improve patient care, today announced that the Company has signed a definitive agreement to acquire substantially all of the assets of CentraMed, Inc.

CentraMed, based in Carlsbad, California, provides healthcare enterprises with highly regarded cost and spend management solutions exclusively in a software as a service model. The company has more than a dozen clients predominately on the West Coast and throughout the Southeastern U.S. Streamline Health anticipates the transaction, which is subject to certain closing conditions, to close during the month of May.

“We are pleased to announce the signing of the asset purchase agreement, and we look forward to welcoming the CentraMed software offerings to our growing suite of solutions,” stated Robert E. Watson, President and Chief Executive Officer, Streamline Health. “Our business plan thesis is that by offering a complete financial analytics solution — including financial decision support and cost management capabilities — we will have a unique and compelling selling proposition.  As amazing as this may seem, many of the largest healthcare providers in the country struggle with being able to map the direct cost of individual department operations to their revenue. By adding these leading software-as-a-service-based cost management solutions to our Looking Glass™ platform, we will not only augment our financial management suite of solutions, we will also add more than a dozen new clients for our cross-selling strategy.”

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass™ Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. Forward-looking statements contained in this press release include, without limitation, statements regarding the certainty and timing of the closing of the CentraMed asset acquisition, synergy and potential benefits of the CentraMed asset acquisition and related expectations and assumptions.  The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the conditions to closing the CentraMed asset acquisition, the Company’s ability to integrate the CentraMed assets and clients into the Company’s business, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, key strategic alliances with vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404)-229-4242

randy.salisbury@streamlinehealth.net